Exhibit 10.1

56 Top Gallant Road	Telephone:	+1-203-316-1111
P.O. Box 10212	Fax:	+1-203-316-6300
Stamford, CT 06904-2212
USA
gartner.com

March 28, 2005

VIA TELECOPY AND OVERNIGHT COURIER

META Group, Inc.
208 Harbor Drive
PO Box 120061
Stamford, CT 06912-0061
Attn: Mr. CD Hobbs and Mr. John Riley
Telecopier No.: (203) 359-8066
Telephone No.: (203) 973-6700

Heller Ehrman White & McAuliffe LLP
2775 Sand Hill Road
Menlo Park, CA 94025-7019
Attn: Jon E. Gavenman, Esq.
Telecopier No.: (650) 324-0638
Telephone No.: (650) 233-8539

Dear CD and John:

     This letter agreement is entered into in connection with the Agreement and Plan of Merger (the "Merger Agreement”) by and among Gartner, Inc. (“Gartner”), Green Falcon, Inc. (“Merger Sub”) and META Group, Inc. (“META”) dated as of December 26, 2004. Capitalized terms used in this letter agreement but not defined herein shall have the meanings provided for in the Merger Agreement.

     Gartner and META hereby agree as follows:

     1. Notwithstanding anything to the contrary in the Merger Agreement, the Closing shall not take place prior to 12:01 a.m. on April 1, 2005.

     2. By execution hereof, the undersigned John Riley, being the duly appointed and acting Senior Vice President and Chief Financial Officer of META, does hereby represent, warrant and certify on behalf of META as follows:

     (a) Except for Sections 3.3 and 3.8(b) and (c) of the Merger Agreement, the representations and warranties of META contained in the Merger Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Company Material Adverse Effect or any similar standard or qualification, were true and correct on and as of the date of the Merger Agreement and are true and correct on and as of the date hereof with the same effect as though made on and as of the date hereof (except for representations and warranties which address matters only as to a specified date, which representations and warranties were true and correct with respect to such specified date), except where the failure of such representations or warranties to be true and correct would not have, or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

     (b) The representations and warranties of META contained in Sections 3.3 and 3.8(b) and (c) of the Merger Agreement, giving effect to all qualifications and exceptions contained therein relating to materiality or Company Material Adverse Effect or any similar standard or qualification, are true and correct in all respects as of the date hereof.

     (c) META has performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by it at or prior to the date hereof.

     3. Effective as of the date hereof:

     (a) META hereby confirms that the conditions to the obligations of Gartner, Merger Sub and META to effect the Merger set forth in Section 7.1(a) of the Merger Agreement (Stockholder Approval) has been satisfied and, accordingly, Gartner acknowledges such satisfaction;

     (b) Each of Gartner and META hereby confirms that the conditions to the obligations of Gartner, Merger Sub and META to effect the Merger set forth in Section 7.1(b) of the Merger Agreement (HSR Act) has been satisfied;

     (c) Gartner hereby waives and deems satisfied the conditions to the obligations of Gartner and Merger Sub to effect the Merger set forth in Section 7.2(a) of the Merger Agreement (Representations and Warranties);

     (d) Gartner represents to META that it is not aware of any failure of META to perform or comply in all material respects with META’s agreements and covenants required by the Merger Agreement to be performed or complied with by it at or prior to the date hereof such that the conditions to the obligations of Gartner and Merger Sub to effect the Merger set forth in Section 7.2(b) of the Merger Agreement (Agreements and Covenants) would not be satisfied; and

     (e) Gartner hereby waives and deems satisfied the conditions to the obligations of Gartner and Merger Sub to effect the Merger set forth in Section 7.2(f) of the Merger Agreement (No Affiliate Agreements).

     4. Each of Gartner and META represents and warrants to the other that it has all necessary power and authority to execute and deliver this letter agreement and to perform its obligations hereunder, and that this letter agreement has been duly and validly executed and delivered by it and constitutes the legal, valid and binding obligation of it, enforceable against it in accordance with its terms.

     5. This letter agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and is not intended to confer upon any person other than the parties hereto any rights or remedies; provided that it is acknowledged and agreed that the Merger Agreement remains in full force and effect except as otherwise contemplated hereby.

     6. This letter agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the conflict of law provisions thereof.

Sincerely,

  /s/Eugene Hall
Eugene Hall
Chief Executive Officer
Gartner, Inc.

Acknowledged and Agreed:

/s/ John Riley
John Riley
Senior Vice President and Chief Financial
Officer
META Group, Inc.